Exhibit 5.1

[Letterhead of Skadden, Arps, Slate, Meagher & Flom, LLP]

August 5, 2014

Northern Trust Corporation

50 South LaSalle Street

Chicago, Illinois 60603

Re:	Northern Trust Corporation – Offering of Depositary Shares each representing a

1/1,000th Interest in a Share of Series C Non-Cumulative Perpetual Preferred Stock

Ladies and Gentlemen:

We have acted as special counsel to Northern Trust Corporation, a Delaware corporation (the “Company”), in connection with the offering and sale of 16,000,000 depositary shares (the “Depositary Shares”), representing an aggregate of 16,000 shares (the “Preferred Shares”) of the Company’s Series C Non-Cumulative Perpetual Preferred Stock, without par value, with a liquidation preference of $25,000 per share (the “Preferred Stock”), under the Registration Statement (as defined below), pursuant to the Underwriting Agreement, dated July 29, 2014 (the “Underwriting Agreement”), among the Company and Morgan Stanley & Co. LLC, Merrill Lynch, Pierce, Fenner & Smith Incorporated and Wells Fargo Securities, LLC, as representatives of the several Underwriters named therein (the “Underwriters”). Each Depositary Share represents a 1/1,000th interest in a Preferred Share. The Preferred Shares and the Depositary Shares are collectively referred to herein as the “Securities.”

The Preferred Shares are to be deposited with Wells Fargo Bank, N.A., acting as depositary (the “Depositary”), pursuant to the Deposit Agreement, dated August 5, 2014 (the “Deposit Agreement”), among the Company, the Depositary, Wells Fargo Bank, N.A., as registrar and transfer agent, and the holders from time to time of receipts issued under the Deposit Agreement to evidence the Depositary Shares.

This opinion is being delivered in accordance with the requirements of Item 601(b)(5) of Regulation S-K under the Act (as defined below).

In connection with this opinion, we have examined originals or copies, certified or otherwise identified to our satisfaction, of:

(i) the registration statement on Form S-3 (File No. 333-197686) of the Company relating to the Securities and other securities of the Company filed with the Securities and Exchange Commission (the “Commission”) on July 29, 2014, under the Securities Act of 1933 (the “Act”), allowing for delayed offerings pursuant to Rule 415 of the General Rules and Regulations under the Act (the “Rules and Regulations”), including information deemed to be a part of the registration statement pursuant to Rule 430B of the Rules and Regulations (such registration statement being hereinafter referred to as the “Registration Statement”);

Northern Trust Corporation

50 South LaSalle Street

Chicago, Illinois 60603

(ii) the prospectus, dated July 29, 2014, which forms a part of and is included in the Registration Statement;

(iii) the prospectus supplement, dated July 29, 2014, relating to the offering of the Securities, in the form filed by the Company pursuant to Rule 424(b)(5) of the Rules and Regulations (the “Prospectus Supplement”);

(iv) an executed copy of the Underwriting Agreement;

(v) an executed copy of the Deposit Agreement;

(vi) an executed certificate evidencing 16,000 Preferred Shares registered in the name of the Depositary;

(vii) a form of depositary receipt registered in the name of Cede & Co., relating to 16,000,000 Depositary Shares (the “Receipt”);

(viii) the Certificate of Designation of Series C Non-Cumulative Perpetual Preferred Stock of Northern Trust Corporation, as filed on August 4, 2014 with the Secretary of State of the State of Delaware;

(ix) a copy of the Restated Certificate of Incorporation of the Company, as amended to the date hereof and currently in effect, as certified by the Secretary of the State of Delaware;

(x) a copy of the By-laws of the Company, as currently in effect, as certified by the Secretary of the Company; and

(xi) certain resolutions of the Board of Directors of the Company, approved on July 15, 2014, and certain resolutions of the Preferred Stock Committee thereof, approved on July 24, 2014 and July 29, 2014, as certified by the Secretary of the Company.

We have also examined originals or copies, certified or otherwise identified to our satisfaction, of such records of the Company and such agreements, certificates and receipts of public officials, certificates of officers or other representatives of the Company and others, and such other documents, certificates and records as we have deemed necessary or appropriate as a basis for the opinions set forth herein.

In our examination, we have assumed the legal capacity and competency of all natural persons, the genuineness of all signatures, including endorsements, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as facsimile, electronic, certified, conformed or photostatic copies, and the authenticity of the originals of such copies. In making our examination of documents executed or to be executed, we have assumed that the parties thereto, other than the Company, had or will have the power, corporate or other, to enter into and perform all obligations thereunder and have also assumed the due authorization by all requisite action, corporate or other, and the execution and delivery by such parties of such documents, and the validity and binding effect thereof on such parties.

Northern Trust Corporation

50 South LaSalle Street

Chicago, Illinois 60603

In addition, we have assumed that the issuance and sale of the Securities and that the execution and delivery by the Company of, and the performance of its obligations under, the Deposit Agreement and the Securities do not violate, conflict with or constitute a default under (i) any agreement or instrument to which the Company or any of its properties is subject, (ii) any law, rule, or regulation to which the Company or any of its properties is subject, (iii) any judicial or regulatory order or decree of any governmental authority or (iv) any consent, approval, license, authorization or validation of, or filing, recording or registration with, any governmental authority. As to any facts material to the opinions expressed herein which were not independently established or verified, we have relied upon oral or written statements and representations of officers and other representatives of the Company and others and of public officials.

Our opinions set forth herein are limited to (i) the General Corporation Law of the State of Delaware and (ii) the laws of the State of New York that, in our experience, are normally applicable to the Securities and, to the extent that judicial or regulatory orders or decrees or consents, approvals, licenses, authorizations, validations, filings, recordings or registrations with governmental authorities are relevant, to those required under such laws (all of the foregoing being referred to as “Opined on Law”). We do not express any opinion as to any non-Opined on Law on the opinions herein stated.

Based upon the foregoing and subject to the limitations, qualifications, exceptions and assumptions set forth herein, we are of the opinion that:

1. The Preferred Shares have been duly authorized and validly issued and are fully paid and nonassessable.

2. The Receipt, when issued against the deposit of underlying Preferred Shares by the Company in respect thereof in accordance with the terms of the Deposit Agreement, will be legally issued and will entitle the holder thereof to the rights specified in such Receipt and in the Deposit Agreement.

We hereby consent to the filing of this opinion with the Commission as an exhibit to the Company’s Current Report on Form 8-K, being filed on the date hereof, and incorporated by reference into the Registration Statement. We also hereby consent to the use of our name under the heading “Legal Matters” in the Prospectus Supplement. In giving this consent, we do not thereby admit that we are within the category of persons whose consent is required under Section 7 of the Act or the rules and regulations of the Commission promulgated thereunder. This opinion is expressed as of the date hereof unless otherwise expressly stated, and we disclaim any undertaking to advise you of any subsequent changes in the facts stated or assumed herein or of any subsequent changes in applicable laws.

Very truly yours,

/s/ Skadden, Arps, Slate, Meagher & Flom LLP